REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Anchor Financial Corporation

In our opinion, based upon our audits and the reports of other auditors, the accompanying consolidated balance sheets and the related consolidated statements of income, of changes in stockholders' equity and comprehensive income, and of cash flows present fairly, in all material respects, the financial position of Anchor Financial Corporation and its subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Corporation's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of ComSouth Bankshares Inc. and M&M Financial Corporation, which statements reflect total assets of $ 361,842,232 and $ 298,548,661 at December 31, 1997 and 1996, respectively, and net interest income of $14,149,936, $11,416,263 and $ 9,503,238 for the years ended
December 31, 1997, 1996 and 1995, respectively. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for ComSouth Bankshares Inc. and M&M Financial Corporation, is based solely on the reports of the other auditors. We conducted our audits of the consolidated financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for the opinion expressed above.

As described in Note 2, on August 31, 1998, Anchor Financial Corporation merged with ComSouth Bankshares Inc. and M&M Financial Corporation in transactions accounted for as poolings of interests. The accompanying consolidated financial statements give retroactive effect to the mergers.


PricewaterhouseCoopers LLP

Columbia,  South  Carolina
February  12,  1998,  except
as to the  poolings  of interests
with ComSouth Bankshares, Inc. and
M&M Financial Corporation, which is
as of August 31, 1998.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of ComSouth Bankshares, Inc.

We have audited the consolidated balance sheets of ComSouth Bankshares, Inc. (the "Corporation") and its subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders'
equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Corporation and its subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three -year period ended December 31, 1997, in conformity with generally accepted accounting principles.


                           J.W. HUNT AND COMPANY, LLP

Columbia, South Carolina
January 31, 1998

                        REPORT OF INDEPENDENT ACCOUNTANTS


TO BOARD OF DIRECTORS
M&M FINANCIAL CORPORATION
Marion, South Carolina

We have audited the consolidated balance sheets of M&M Financial as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of M&M Financial Corporation as of December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                            TOURVILLE, SIMPSON & HENDERSON

Columbia, South Carolina
March 9, 1998

Anchor Financial Corporation and Subsidiaries
Consolidated Balance Sheets


                                                                                          December 31,

----------------------------------------------------------------------------------------------------------------
                                                                                1997                  1996
----------------------------------------------------------------------------------------------------------------
ASSETS
  Cash and due from banks                                                 $    42,123,859       $    41,761,934
  Interest-bearing balances due from banks                                      2,566,151             1,407,099
  Federal funds sold                                                            6,820,000             4,350,000
  Investment securities:
    Held-to-maturity, at amortized cost (fair value of $32,064,460
      in 1997 and $34,725,136 in 1996)                                         31,900,798            34,603,457
    Available-for-sale, at fair value                                         165,424,294           138,155,824
----------------------------------------------------------------------------------------------------------------
  Total investment securities                                                 197,325,092           172,759,281
----------------------------------------------------------------------------------------------------------------

  Loans                                                                       665,707,501           542,106,388
    Less - unearned income                                                       (118,631)              (96,869)
         - allowance for loan losses                                           (7,321,491)           (6,630,958)

----------------------------------------------------------------------------------------------------------------
  Net loans                                                                   658,267,379           535,378,561
----------------------------------------------------------------------------------------------------------------

  Premises and equipment                                                       22,432,590            21,318,749
  Other assets                                                                 15,918,058            14,534,901
----------------------------------------------------------------------------------------------------------------

Total assets                                                              $   945,453,129       $   791,510,525
================================================================================================================


LIABILITIES AND STOCKHOLDERS' EQUITY
  Liabilities:
    Deposits:
      Demand deposits                                                     $   140,840,476       $   133,561,824
      NOW and money market accounts                                           295,530,031           255,208,142
      Time deposits $100,000 and over                                         122,048,841            82,190,220
      Other time and savings deposits                                         238,262,671           202,132,488
----------------------------------------------------------------------------------------------------------------
    Total deposits                                                            796,682,019           673,092,674
    Federal funds purchased and securities
      sold under agreements to repurchase                                      25,966,838            17,545,870
    Other short-term borrowings                                                 5,065,450             3,180,980
    Long-term debt                                                             34,189,167            24,200,000
    Subordinated notes                                                         11,000,000            11,000,000
    Other liabilities                                                           6,450,489             5,365,364
----------------------------------------------------------------------------------------------------------------
  Total liabilities                                                           879,353,963           734,384,888
----------------------------------------------------------------------------------------------------------------

  Stockholders' Equity:
    Common stock, no par value; 50,000,000 shares
      authorized; shares issued and outstanding - 6,430,694
      in 1997 and 6,379,811 in 1996                                            46,153,141            45,301,372
    Retained earnings                                                          19,658,841            12,222,045
    Accumulated other comprehensive income, net of tax                            813,809               235,470
    Unearned ESOP shares                                                         (526,625)             (633,250)

----------------------------------------------------------------------------------------------------------------
  Total stockholders' equity                                                   66,099,166            57,125,637
----------------------------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity                                $   945,453,129       $   791,510,525
================================================================================================================

The accompanying notes to consolidated financial statements are an integral part of these financial statements.

Anchor Financial Corporation and Subsidiaries
Consolidated Statements of Income


                                                                                 Years ended December 31,
---------------------------------------------------------------------------------------------------------------------------
                                                                1997                    1996                   1995
---------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
  Interest and fees on loans                           $          58,091,521    $        46,333,791    $        38,497,287
  Interest on investment securities:
    Taxable                                                       11,260,353              9,595,309              8,345,355
    Non-taxable                                                      493,483                509,354                544,171
  Other interest income                                              606,726                773,806                719,444
---------------------------------------------------------------------------------------------------------------------------
Total interest income                                             70,452,083             57,212,260             48,106,257
---------------------------------------------------------------------------------------------------------------------------

INTEREST EXPENSE:
  Interest on deposits                                            27,845,800             22,787,796             19,682,633
  Interest on short-term borrowings                                1,213,026                802,152                941,756
  Interest on long-term borrowings                                 1,741,576              1,331,048                498,331
  Interest on subordinated notes                                     931,225                455,688                439,561
---------------------------------------------------------------------------------------------------------------------------
Total interest expense                                            31,731,627             25,376,684             21,562,281
---------------------------------------------------------------------------------------------------------------------------

Net interest income                                               38,720,456             31,835,576             26,543,976
Provision for loan losses                                          2,044,000              1,140,000                829,890
---------------------------------------------------------------------------------------------------------------------------

Net interest income after provision for loan                      36,676,456             30,695,576             25,714,086
losses
---------------------------------------------------------------------------------------------------------------------------

NONINTEREST INCOME:
  Service charges on deposit accounts                              3,635,562              3,359,300              2,901,476
  Commissions and fees                                             1,544,237              1,206,594              1,039,612
  Trust income                                                       312,913                257,703                216,336
  Gains on sales of mortgage loans                                   768,126                592,853                623,944
  (Losses) gains on sales of investment securities, net              (17,420)               (14,523)               227,036
  Other operating income                                             820,699                697,856                344,301
---------------------------------------------------------------------------------------------------------------------------
Total noninterest income                                           7,064,117              6,099,783              5,352,705
---------------------------------------------------------------------------------------------------------------------------

NONINTEREST EXPENSE:
  Salaries and employee benefits                                  15,891,941             13,708,211             12,290,230
  Net occupancy expense                                            2,098,568              2,011,028              1,737,264
  Equipment expense                                                2,232,787              2,249,662              1,915,400
  Other operating expense                                          8,975,043              7,583,598              7,043,881
---------------------------------------------------------------------------------------------------------------------------
Total noninterest expense                                         29,198,339             25,552,499             22,986,775
---------------------------------------------------------------------------------------------------------------------------

Income before income taxes                                        14,542,234             11,242,860              8,080,016
Provision for income taxes                                         5,305,284              3,951,990              2,783,816
---------------------------------------------------------------------------------------------------------------------------

Net income                                             $           9,236,950    $         7,290,870    $         5,296,200
===========================================================================================================================

Net income per share - basic                           $                1.46    $              1.16    $              0.85
Net income per share - diluted                                          1.38                   1.11                   0.83

Weighted average common shares outstanding - basic                 6,317,141              6,271,333              6,218,729
Weighted average common shares outstanding - diluted               6,703,191              6,539,544              6,349,626
---------------------------------------------------------------------------------------------------------------------------

The accompanying notes to consolidated financial statements are an integral part of these financial statements.

Anchor Financial Corporation and Subsidiaries
Consolidated Statements of Changes in Stockholders' Equity and Comprehensive Income

----------------------------------------------------------------------------------------------------------------------------
                                                                                Accumulated
                                                                                   other         Unearned        Total
                                              Common Stock         Retained    comprehensive       ESOP      stockholders'
                                        -------------------------
                                          Shares      Amount       earnings    income (loss)      shares         equity
                                        ------------------------------------------------------------------------------------
Balance at December 31, 1994, as
  previously reported                    3,810,630   $23,722,378    $2,696,267      ($636,918)   ($1,007,109)   $24,774,618
Adjustments for poolings of interests    2,511,809    21,024,634      (424,667)      (720,177)                   19,879,790
                                         ----------------------------------------------------------------------------------
Balance at December 31, 1994             6,322,439   $44,747,012    $2,271,600    ($1,357,095)   ($1,007,109)   $44,654,408

Comprehensive Income
  Net income                                                         5,296,200                                    5,296,200
  Other comprehensive income, net of tax
    Unrealized gains on investment securities                                       1,745,201                     1,745,201
                                                                                                             ---------------
Total Comprehensive Income                                                                                        7,041,401
                                                                                                             ---------------
Common stock issued pursuant to:
  Dividend Reinvestment Plan                   848        12,754        (1,695)                                      11,059
  Stock Option Plan                         19,401       118,386                                                    118,386
Change in unearned ESOP shares                             9,064        22,730                       170,500        202,294
Cash dividends from:
  Anchor Financial Corporation
  ($0.24 per share)                                                   (914,526)                                    (914,526)
Cash dividends from:
  Acquired entities                                                   (301,835)                                    (301,835)
                                        ------------------------------------------------------------------------------------
Balance at December 31, 1995             6,342,688   $44,887,216    $6,372,474       $388,106      ($836,609)   $50,811,187

Comprehensive Income
  Net income                                                         7,290,870                                    7,290,870
  Other comprehensive income, net of tax
    Unrealized gains on investment securities                                        (152,636)                     (152,636)
                                                                                                             ---------------
Total Comprehensive Income                                                                                        7,138,234
                                                                                                             ---------------
Common stock issued pursuant to:
  Dividend Reinvestment Plan                 8,436       170,874       (16,872)                                     154,002
  Stock Option Plan                         28,687       166,571       (38,193)                                     128,378
Fractional shares paid in stock split                                   (2,216)                                      (2,216)
Change in unearned ESOP shares                            76,711        23,495                       203,359        303,565
Cash dividends from:
  Anchor Financial Corporation
  ($0.28 per share)                                                 (1,072,141)                                  (1,072,141)
Cash dividends from:
  Acquired entities                                                   (335,372)                                    (335,372)
                                        ------------------------------------------------------------------------------------
Balance at December 31, 1996             6,379,811   $45,301,372   $12,222,045       $235,470      ($633,250)   $57,125,637

Comprehensive Income
  Net income                                                         9,236,950                                    9,236,950
  Other comprehensive income, net of tax
    Unrealized gains on investment securities                                         578,339                       578,339
                                                                                                             ---------------
Total Comprehensive Income                                                                                        9,815,289
                                                                                                             ---------------
Common stock issued pursuant to:
  Dividend Reinvestment Plan                 7,542       202,473       (10,902)                                     191,571
  Stock Option Plan                         43,362       282,352        (4,000)                                     278,352
Fractional shares paid in stock split          (21)         (123)       (2,526)                                      (2,649)
Tax benefit from exercised stock options                 218,031                                                    218,031
Change in unearned ESOP shares                           149,036        26,612                       106,625        282,273
Cash dividends from:
  Anchor Financial Corporation
  ($0.375 per share)                                                (1,440,429)                                  (1,440,429)
Cash dividends from:
  Acquired entities                                                   (368,909)                                    (368,909)
                                        ------------------------------------------------------------------------------------
Balance at December 31, 1997             6,430,694   $46,153,141   $19,658,841       $813,809      ($526,625)    $66,099,166
                                        ====================================================================================

The accompanying notes to consolidated financial statements are an integral part of these financial statements.

Anchor Financial Corporation and Subsidiaries
Consolidated Statements of Cash Flows

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             Years ended December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   1997               1996                1995
------------------------------------------------------------------------------------------------------------------------------------

Cash flows from operating activities:
  Net income                                                                $      9,236,950   $       7,290,870   $      5,296,200
  Adjustments to reconcile net income to net cash provided by operating activities:
    Accretion and amortization of investment securities                             (220,988)            (54,822)            22,576
    Depreciation and amortization                                                  2,527,049           2,343,950          2,061,279
    Provision for loan losses                                                      2,044,000           1,140,000            829,890
    Losses (gains) on sales of investment securities, net                             17,420              14,523           (227,036)
    Gains on sales of mortgage loans                                                (768,126)           (592,853)          (623,944)
    Gains on sales of premises and equipment                                          (9,230)            (14,302)           (22,755)
    Change in interest receivable                                                   (999,370)           (878,554)          (691,228)
    Change in other assets                                                          (446,190)            150,443           (400,183)
    Change in deferred taxes                                                          62,403            (194,414)          (139,290)
    Change in interest payable                                                     1,066,309             528,351          1,010,853
    Change in other liabilities                                                       18,816            (181,401)          (145,047)
    Origination of mortgage loans held for sale                                  (16,251,094)         (9,755,750)       (15,281,185)
    Proceeds from sales of mortgage loans held for sale                           16,616,789           9,279,337         16,791,283
    Net change in unearned ESOP shares                                               282,273             303,564            202,294
------------------------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                         13,177,011           9,378,942          8,683,707
------------------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
  Purchase of investment securities held-to-maturity                              (6,963,543)        (10,676,990)       (10,407,376)
  Proceeds from maturities of investment securities held-to maturity               9,718,820          20,787,557         22,242,406
  Purchase of investment securities available-for-sale                           (72,507,126)        (74,762,151)       (43,130,386)
  Proceeds from sales of investment securities available-for-sale                 16,261,551          10,770,039         26,462,808
  Proceeds from maturities of investment securities available-for-sale            29,706,394          27,637,468         17,736,297
  Net change in loans                                                           (124,530,387)       (102,255,078)       (91,568,863)
  Capital expenditures                                                            (3,318,480)         (4,268,152)        (3,807,816)
  Purchase of insurance policies related to Salary Continuation Plan                       0          (1,875,000)                 0
  Other, net                                                                        (313,080)             44,017            700,498
------------------------------------------------------------------------------------------------------------------------------------
Net cash used for investing activities                                          (151,945,851)       (134,598,290)       (81,772,432)
------------------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
  Net change in deposits                                                         123,589,345         105,370,015         85,285,956
  Net change in federal funds purchased and securities
    sold under agreements to repurchase                                            8,420,968           4,264,939         (5,089,449)
  Net change in other short-term borrowings                                        1,884,470           1,317,466         (6,379,604)
  Proceeds from issuance of long-term debt                                         9,989,167           9,200,000         14,875,000
  Proceeds from issuance of subordinated notes                                             0           6,000,000                  0
  Proceeds from issuance of stock in accordance with:
    Stock Option Plan                                                                278,352             128,378            118,386
    Dividend Reinvestment Plan                                                       191,571             154,002             11,059
  Cash dividends paid                                                             (1,809,338)         (1,407,513)        (1,216,361)
  Other, net                                                                         215,282              (2,216)                 0
------------------------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                        142,759,817         125,025,071         87,604,987
------------------------------------------------------------------------------------------------------------------------------------

Net change in cash and cash equivalents                                            3,990,977            (194,277)        14,516,262
Cash and cash equivalents at January 1                                            47,519,033          47,713,310         33,197,048
------------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at December 31                                    $     51,510,010   $      47,519,033   $     47,713,310
====================================================================================================================================


Supplemental  disclosures  of cash flow  information:
Cash paid during the year for:
  Interest                                                                  $     30,673,422   $      24,848,333   $     20,551,427
  Income taxes                                                                     5,188,986           4,545,718          2,126,192
------------------------------------------------------------------------------------------------------------------------------------

The accompanying notes to consolidated financial statements are an integral part of these financial statements.

Anchor Financial Corporation and Subsidiaries
Notes to Consolidated Financial Statements


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

On August 31, 1998, Anchor Financial Corporation merged with ComSouth Bankshares Inc. (ComSouth) and M&M Financial Corporation (M&M). The surviving entity was Anchor Financial Corporation (the Corporation). The transactions were accounted for as poolings of interests. The financial statements have been restated to present combined financial information of the Corporation as if the merger had been in effect for all periods presented.

The Corporation is a registered bank holding company incorporated on January 6, 1984 under the laws of the State of South Carolina. The Corporation was formed to acquire The Anchor Bank (the Bank) and to invest in other bank-related businesses. The Corporation provides its customers with Banking services through its principal subsidiary, the Bank. The Corporation owns 100% of the issued and outstanding stock of the Bank and Anchor Automated Services, Inc. (collectively the "Subsidiaries").

The consolidated financial statements include the accounts of the Corporation and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

On August  11,  1997 the  Board of  Directors  of the  Corporation  completed  a
three-for-two  split  of  its  common  stock.   Accordingly,   the consolidated
financial statements for all years presented have been restated to reflect the impact of the stock split.

Use of Estimates: The financial statements are prepared in accordance with generally accepted accounting principles which require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Investment Securities: In accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," management determines at the time of purchase the classification of securities as either held-to-maturity or available-for-sale. In determining such classification, debt securities that the Corporation has the positive intent and ability to hold to maturity are classified as held-to-maturity and are carried at amortized cost. All other securities are classified as available-for-sale and carried at estimated fair value with unrealized gains and losses included in stockholders' equity on an after-tax basis as accumulated other comprehensive income. Realized gains and losses are recognized on the specific identification method. Premiums and discounts are included in the basis of investment securities and are recognized in income using the effective interest method.

Loans and Allowance for Loan Losses: Loans are reported at their face amount less payments collected. Unearned income on discounted loans is reported as a reduction of the loan balances and is recognized as income using the sum-of-the-months-digits method, a method approximating the effective interest method. Interest on non-discounted loans is recognized over the term of the loan based on the loan balance outstanding.

In many lending transactions, collateral is obtained to provide an additional measure of security. Generally, the cash flow and earnings power of the borrower represent the primary source of repayment and collateral is considered as an additional safeguard to further reduce credit risk. The need for collateral is determined on a case-by-case basis after considering the current and prospective creditworthiness of the borrower, terms of the lending transaction, and economic conditions. When a loan becomes 90 days past due as to interest or principal or serious doubt exists as to collectibility, the accrual of income is discontinued unless the loan is well secured and in process of collection. Previously accrued interest is reversed against current earnings and any subsequent interest is recognized on the cash basis.

Net nonrefundable fees and direct costs of loan originations, if material, are deferred and amortized over the lives of the underlying loans as an adjustment to interest income in accordance with SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases." Deferred loan origination fees and direct costs, if material, associated with originating mortgage loans for sale to investors are deferred until the related loans are sold and are recognized as a component of the gain on sale of mortgage loans.

Generally, all commercial and commercial real estate loans that are past due 90 days or more as to principal or interest, or where reasonable doubt exists as to timely collection, including loans which are individually identified as being impaired, are generally classified as nonaccrual loans unless well secured and in the process of collection. Interest collections on nonaccrual loans for which ultimate collectibility of principal is uncertain are applied as principal reductions. Otherwise, such collections are credited to income when received.

In accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," the Corporation measures loans for impairment when it is probable that all amounts, including principal and interest, will not be collected in accordance with the contractual terms of the loan agreement. It is the Corporation's policy to apply the provisions of SFAS No. 114 to all impaired commercial and commercial real estate loans on a loan by loan basis.

The allowance for loan losses is maintained at a level considered adequate by management to provide for potential losses inherent in the loan portfolio. Management's evaluation of the adequacy of the allowance is based on a review of individual loans, recent loss experience, current economic conditions, risk characteristics of the various classifications of loans, underlying collateral values, and other relevant factors. Losses on loans are charged to and recoveries credited to the allowance at the time the loss or recovery occurs. The provision for loan losses is the amount required to maintain the allowance at adequate levels based on management's evaluation of relevant factors which deserve current recognition. It is possible that a change in the relevant factors used in management's evaluation may occur in the future.

Foreclosed Properties: Assets are classified as foreclosed properties upon actual foreclosure or when physical possession of the collateral is taken regardless of whether foreclosure proceedings have taken place.

Foreclosed properties are carried at the lower of the recorded amount of the loan for which the property previously served as collateral, or the fair value of the property less estimated costs to sell.

Prior to foreclosure, the recorded amount of the loan is reduced, if necessary, to the fair value, less estimated costs to sell. Subsequent to foreclosure, gains and losses on the sale of and losses on the periodic revaluation of foreclosed properties are credited or charged to expense. Net costs of maintaining foreclosed properties are expensed as incurred.

Premises and Equipment: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the asset's estimated useful life (15 to 40 years for buildings and improvements; 3 to 20 years for furniture and equipment). Gains or losses on routine dispositions are charged to operating expenses, and improvements and betterments are capitalized. Interest cost incurred related to the construction of banking premises is included in the cost of the related asset.

Intangible Assets: Goodwill and deposit base premium amounts arising from a bank acquisition in 1991 and included in other assets aggregated $972,813 and $1,208,234 at December 31, 1997 and 1996, respectively, and are amortized over the expected lives of the related assets (generally 10 to 15 years) using the straight-line method of amortization.

Income Taxes: The Corporation recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities. See Note 7 for additional information on the components of income tax expense.

Statement of Cash Flows: For purposes of the Consolidated Statement of Cash Flows, the Corporation has defined cash on hand, amounts due from banks, and federal funds sold as cash and cash equivalents. Generally, federal funds are purchased and sold for one-day periods.

Other: Securities and other property held by the Trust Department of the Bank in a fiduciary or agency capacity are not included in the Consolidated Balance Sheets since such items are not assets of the Corporation.

NOTE 2 - MERGERS AND ACQUISITIONS


On August 31, 1998, the Corporation completed the merger of ComSouth with and into the Corporation through the issuance of .75 shares of the Corporation's common stock for each share of outstanding common stock of ComSouth, or 1,755,990 shares.

In addition on August 31, 1998, the Corporation completed the merger of M&M with and into the Corporation through the issuance of .87 shares of the Corporation's common stock for each share of outstanding common stock of M&M, or 875,321 shares.

The consolidated financial statements of the Corporation and subsidiaries have been prepared to give retroactive effect to the mergers with ComSouth and M&M which were consummated on August 31, 1998 by combining the historical financial information of the companies for all periods presented. Pre-merger intercompany balances and transactions, as described below, have been eliminated.

As of December 31, 1997 and 1996, the Corporation owned 78,478 shares of ComSouth common stock (58,874 shares after applying the ComSouth exchange ratio) with a recorded fair value of $ 1,747,000 and $ 759,000, respectively. The related unrealized gain of $ 842,000 (net of tax effect of $ 501,000) and $223,000 (net of tax effect of $ 132,000) was recorded as a component of stockholders' equity as of December 31, 1997 and 1996, respectively.

As of  December  31,  1997 and 1996,  M&M owned  5,755 and 14,853  shares of the
Corporation's  common  stock,  respectively.   M&M  sold  9,300  shares  of  the
Corporation's common stock in 1997 and recognized a $ 258,000 gain on the sale of the stock. The unrealized gain of $ 100,000 (net of tax effect of $ 62,000) and $ 156,000 (net of tax effect of $ 98,000) was recorded as a component of stockholders' equity as of December 31, 1997 and 1996, respectively.

Separate results of the pooled entities for the three years ended December 31, 1997, in thousands, are as follows:

                                      Corporation     ComSouth      M&M         Adjustments        Combined

Total Interest and
Noninterest Income
                           1997          $  47,728     $ 16,588   $ 13,476       $ (276)   (1)      $ 77,516
                           1996             39,640       12,922     10,750                            63,312
                           1995             33,246       10,703      9,510                            53,459

Net Interest Income
                           1997             23,675        8,013      6,137          895    (2)        38,720
                           1996             19,783        6,353      5,064          636    (2)        31,836
                           1995             16,671        5,109      4,394          370    (2)        26,544

Net Income
                           1997              6,114        2,254      1,127         (258)   (1)         9,237
                           1996              4,769        1,828        859         (165)   (3)         7,291
                           1995              3,539        1,381        593         (217)   (3)         5,296


(1) M&M realized a gross gain of $258 on the sale of 9,300 shares of Anchor Common Stock during 1997. The remaining adjustment represents reclassification of certain immaterial income and expense amounts.

(2) The Corporation reclassifed certain items classified by ComSouth and M&M as noninterest income to interest income.

(3) The consolidated financial statements have been adjusted to exclude from net income certain tax benefits recognized by ComSouth in the years 1993 to 1996 associated with the reversal of deferred tax valuation allowances.

NOTE 3 - RESTRICTIONS ON CASH AND DUE FROM BANK ACCOUNTS

The Bank is required by regulation to maintain average cash reserve balances based on a percentage of deposits. The average amount of the cash reserve balance for the year ended December 31, 1997 was approximately $8,810,000.


NOTE 4 - INVESTMENT SECURITIES

The amortized cost and the estimated fair value of investment securities held-to-maturity at December 31, 1997 and 1996 are presented below:

                                                         1997                                             1996
                                    --------------------------------------------    ------------------------------------------------
                                                   Gross      Gross    Estimated                    Gross      Gross      Estimated
                                      Amortized  Unrealized Unrealized    Fair         Amortized  Unrealized Unrealized      Fair
                                        Cost        Gains     Losses     Value           Cost      Gains      Losses       Value
                                    --------------------------------------------    ------------------------------------------------
U.S. Treasury securities             $17,313,382   $66,687   $18,142 $17,361,927    $19,334,694    $40,553    $63,748    $19,311,499
Securities of other U.S. Government
  agencies and corporations            9,582,189    23,762     4,873   9,601,078      9,562,456     21,603     44,694      9,539,365
Mortgage-backed securities               144,137     7,804         0     151,941        219,922     10,908          0        230,830
Obligations of states and
  political subdivisions               4,861,090    88,424         0   4,949,514      5,486,385    157,057          0      5,643,442
                                    --------------------------------------------    ------------------------------------------------
Total debt securities                $31,900,798  $186,677   $23,015 $32,064,460    $34,603,457   $230,121   $108,442    $34,725,136
                                    ============================================    ================================================

The amortized cost and the estimated fair value of investment securities available-for-sale at December 31, 1997 and 1996 are presented below:

                                                        1997                                          1996
                                    --------------------------------------------  ------------------------------------------------
                                                 Gross      Gross    Estimated                 Gross      Gross      Estimated
                                    Amortized  Unrealized Unrealized    Fair      Amortized  Unrealized Unrealized      Fair
                                       Cost      Gains      Losses     Value         Cost      Gains      Losses       Value
                                    --------------------------------------------  ------------------------------------------------
U.S. Treasury securities            $38,359,676   $382,413 $26,216   $38,715,873   $39,907,926  $330,138    $70,761    $40,167,303
Securities of other U.S. Government
  agencies and corporations          78,140,991    467,689  48,372    78,560,308    63,510,583   214,599    199,716     63,525,466
Mortgage-backed securities           36,502,814    336,420     285    36,838,949    24,942,186    55,318     88,848     24,908,656
Obligations of states and
  political subdivisions              5,085,722    137,921       0     5,223,643     4,143,341   115,460      1,175      4,257,626
                                    --------------------------------------------  ------------------------------------------------
Total debt securities               158,089,203  1,324,443  74,873   159,338,773   132,504,036   715,515    360,500    132,859,051
Marketable equity securities          6,085,521          0       0     6,085,521     5,296,773         0          0      5,296,773
                                    --------------------------------------------  ------------------------------------------------
Total investment securities        $164,174,724 $1,324,443 $74,873  $165,424,294  $137,800,809  $715,515   $360,500   $138,155,824
                                    ============================================  ================================================

The amortized cost and estimated fair value of debt securities held-to-maturity at December 31, 1997, based on their contractual maturities, are shown below. Actual maturities may differ from contractual maturities or maturities shown below because borrowers have the right to prepay obligations with or without prepayment penalties.

                                                                                                             Estimated
                                                                                                Amortized       Fair
                                                                                                   Cost         Value
------------------------------------------------------------------------------------------------------------------------
Due in one year or less                                                                        $12,022,112   $12,029,718
Due after one year through five years                                                           19,450,706    19,598,951
Due after five years through ten years                                                             260,474       263,794
Due after ten years                                                                                167,506       171,997
------------------------------------------------------------------------------------------------------------------------
Total                                                                                          $31,900,798   $32,064,460
========================================================================================================================

The amortized cost and estimated fair value of debt securities available-for-sale at December 31, 1997, based on contractual maturities, are shown below. Actual maturities may differ from contractual maturities or maturities shown below because borrowers have the right to prepay obligations with or without prepayment penalties.

                                                                                                             Estimated
                                                                                                Amortized       Fair
                                                                                                   Cost        Value
-------------------------------------------------------------------------------------------------------------------------
Due in one year or less                                                                        $25,603,701    $25,637,816
Due after one year through five years                                                           68,109,399     68,649,076
Due after five years through ten years                                                          36,675,074     37,071,875
Due after ten years                                                                             27,701,029     27,980,006
-------------------------------------------------------------------------------------------------------------------------
Total                                                                                         $158,089,203   $159,338,773
=========================================================================================================================

Investment securities with an amortized cost of $122,113,000 and $85,850,000, at December 31, 1997 and 1996, respectively, were pledged to secure public deposits, as collateral for short-term borrowings, and for other lawful purposes.

Proceeds from sales of investment securities available-for-sale were $16,261,551, $10,770,039, and $26,462,808 in 1997, 1996, and 1995, respectively.
Gross realized gains of $24,034, $5,009, and $267,296 were realized on these sales during 1997, 1996, and 1995, respectively. Gross realized losses of $41,455, $19,532, and $40,260 were realized on these sales during 1997, 1996, and 1995, respectively.

There were no sales of held-to-maturity investment securities during 1997, 1996, or 1995. In 1995, the Corporation transferred held-to-maturity investment securities with an amortized cost of $20,064,377 to available-for-sale in accordance with the Financial Accounting Standards Board ("FASB") Special Report, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and
Equity Securities."

Income tax (benefit) expense attributable to securities transactions was ($5,923), ($4,938), and $104,569 for 1997, 1996, and 1995, respectively.

NOTE 5 - LOANS AND ALLOWANCE FOR LOAN LOSSES

Loans at December 31 are comprised of the following:

                                                                                               1997             1996
----------------------------------------------------------------------------------------------------------------------------
Commercial, financial, and agricultural                                                      $121,426,384      $107,990,553
Real estate-construction                                                                       64,417,006        43,249,407
Real estate-mortgage                                                                          260,927,621       214,999,895
Installment loans to individuals                                                              174,553,733       146,762,335
Other                                                                                          44,382,757        29,104,198
----------------------------------------------------------------------------------------------------------------------------
Gross Loans                                                                                   665,707,501       542,106,388
Unearned income                                                                                  (118,631)          (96,869)
----------------------------------------------------------------------------------------------------------------------------
Total Loans                                                                                  $665,588,870      $542,009,519
============================================================================================================================


Loans made by the Corporation to directors, executive officers, and their associates totaled $16,981,739 and $15,936,049 at December 31, 1997 and 1996,
respectively. During 1997, loans made and other additions totaled $10,811,346 and repayments and other deductions totaled $9,765,656. All such loans were made in the normal course of business on substantially the same terms as loans to other customers of comparable size and financial status and the loans did not include more than a normal risk of collectibility or present other unfavorable features.

Installment loans to individuals include mortgage loans held-for-sale of $995,290 and $1,090,700 in 1997 and 1996, respectively, and are recorded at the lower of cost or market value.

The primary market area served by the Corporation is along the coast of South Carolina. The coastal resort areas of the Grand Strand, Charleston, and Hilton Head Island are largely dependent on the tourism industry and are seasonal in nature with most of the businesses subject to wide swings in business activity between the winter and summer months. The Corporation's borrowers may be subject to adverse economic events including the effects of local economic conditions or natural disasters.


Activity in the allowance for loan losses for the three years ended December 31, 1997 is summarized as follows:

                                                                                 1997             1996             1995
----------------------------------------------------------------------------------------------------------------------------
Balance at beginning of year                                                  $6,630,958       $5,648,801        $5,115,809
Provision for loan losses                                                      2,044,000        1,140,000           829,890
Recoveries on loans previously charged off                                       295,819          358,279           511,128
Loans charged off                                                             (1,649,286)        (516,122)         (808,026)
----------------------------------------------------------------------------------------------------------------------------
Balance at end of year                                                        $7,321,491       $6,630,958        $5,648,801
============================================================================================================================

Impaired loans are loans for which it is probable that all amounts, including principal and interest, will not be collected in accordance with the contractual terms of the loan agreement. Impaired (including cash basis) loans at December 31, 1997 and 1996 held by the Corporation, are summarized below:

                                                                                                   1997             1996
----------------------------------------------------------------------------------------------------------------------------
Nonaccrual loans                                                                                 $789,766          $990,432
Loans past due 90 days or more                                                                     77,673           137,428
Other real estate owned                                                                           187,000           126,245

Interest income which would have been recorded on
  nonaccrual loans pursuant to original terms                                                      71,992            72,374
Interest income recorded on nonaccrual loans                                                       26,436             7,688
----------------------------------------------------------------------------------------------------------------------------

At December 31, 1997 and 1996 impaired loans had a related specific allowance for loan losses totaling $224,022, and $254,672, respectively. There were no material commitments to lend additional funds to customers whose loans were classified as impaired at December 31, 1997 and 1996.

At December 31, 1997 and 1996, the Corporation did not have any loans for which terms had been modified in troubled debt restructurings.



NOTE 6 - PREMISES AND EQUIPMENT

Premises and equipment at December 31 consist of the following:

                                                                                  1997            1996
------------------------------------------------------------------------------------------------------------
Land                                                                              $6,366,786     $5,802,392
Buildings and improvements                                                        15,945,882     14,151,666
Leasehold improvements                                                               972,862      1,233,911
Furniture and equipment                                                           14,379,537     13,273,317
Construction in process                                                              497,203        801,756
------------------------------------------------------------------------------------------------------------
Total                                                                             38,162,270     35,263,042
Less-Accumulated depreciation                                                    (15,729,680)   (13,944,293)
------------------------------------------------------------------------------------------------------------
Net premises and equipment                                                       $22,432,590    $21,318,749
============================================================================================================

Provisions for depreciation included in noninterest expense in 1997, 1996, and 1995 were $2,085,903, $1,979,479 and $1,781,418, respectively.

The Corporation has entered into various noncancellable operating leases for land, buildings, and equipment used in its operations. Certain leases have various renewal options and require increased rentals under cost of living escalation clauses. Rental expenses charged to occupancy and equipment expense in 1997, 1996, and 1995 were $554,641, $505,804, and $401,309, respectively.

At December 31, 1997, future minimum rental commitments under noncancellable operating leases that have a remaining life in excess of one year are summarized as follows:

     1998                                                          $549,020
     1999                                                           538,266
     2000                                                           239,753
     2001                                                           214,993
     2002                                                           179,787
     2003 and thereafter                                            400,772
     -----------------------------------------------------------------------
     Total minimum obligation                                    $2,122,591
     =======================================================================


NOTE 7 - INCOME TAXES

The components of consolidated income tax expense (benefit) for the years ended December 31 are as follows:

                                                                       1997          1996         1995
------------------------------------------------------------------------------------------------------------
Current:
  Federal                                                             $4,659,093   $3,761,905    $2,623,447
  State                                                                  583,788      384,499       299,659
------------------------------------------------------------------------------------------------------------
Total                                                                  5,242,881    4,146,404     2,923,106
------------------------------------------------------------------------------------------------------------
Deferred:
  Federal                                                                 22,054     (210,437)     (132,860)
  State                                                                   40,349       16,023        (6,430)
------------------------------------------------------------------------------------------------------------
Total                                                                     62,403     (194,414)     (139,290)
------------------------------------------------------------------------------------------------------------
Provision for income taxes                                            $5,305,284   $3,951,990    $2,783,816
============================================================================================================

The significant components of the Corporation's deferred tax liabilities and assets recorded pursuant to SFAS No. 109 and included in other assets in the Consolidated Balance Sheets at December 31, are as follows:

                                                                       1997          1996
-----------------------------------------------------------------------------------------------
Deferred tax liabilities:
  Tax depreciation over book                                           ($585,412)   ($561,576)
  Unrealized gain - SFAS No. 115                                        (441,859)    (119,552)
  Other                                                                 (404,314)    (298,456)
-----------------------------------------------------------------------------------------------
Total deferred tax liabilities                                        (1,431,585)    (979,584)
-----------------------------------------------------------------------------------------------

Deferred tax assets:
  Allowance for loan losses                                            1,759,409    1,626,440
  Deferred loan fees and costs                                           148,195      259,457
  Deferred compensation                                                  369,477      365,653
  State net operating loss carryforward                                  370,353      176,502
  Other                                                                  214,817      329,694
-----------------------------------------------------------------------------------------------
Total deferred tax assets                                              2,862,251    2,757,746
-----------------------------------------------------------------------------------------------

Net deferred tax asset before valuation allowance                      1,430,666    1,778,162

Less:  Valuation allowance                                              (350,984)    (313,764)
-----------------------------------------------------------------------------------------------

Net deferred tax asset                                                $1,079,682   $1,464,398
===============================================================================================

The realization of deferred tax assets may be based on the utilization of carrybacks to prior taxable years and the anticipation of future taxable income in certain periods. The valuation allowance primarily relates to deductible temporary differences for state tax purposes. Management believes that it is more likely than not that the deferred tax assets less the valuation allowance will be realized.

Total income tax expense differs from the amount of income tax determined by applying the U.S. statutory federal income tax rate (34% for all years presented) to pretax income as a result of the following differences:

                                                                                  Year ended December 31,
------------------------------------------------------------------------------------------------------------
                                                                       1997          1996         1995
------------------------------------------------------------------------------------------------------------
Tax expense at statutory rate                                         $4,944,359   $3,822,572    $2,747,205
Increase (decrease) in taxes resulting from:
  Non-taxable interest on investment securities                         (143,548)    (153,524)     (171,256)
  State income tax expense, net of federal
    income tax  benefit                                                  384,771      242,518       202,747
  Other, net                                                             119,702       40,424         5,120
------------------------------------------------------------------------------------------------------------
Total                                                                 $5,305,284   $3,951,990    $2,783,816
============================================================================================================



NOTE 8 - SHORT-TERM BORROWINGS

Short-term borrowings at December 31 include the following:

                                                       1997                   1996
----------------------------------------------------------------------------------------
Federal funds purchased                               $8,500,000             $4,980,000
Securities sold under agreements to repurchase        17,466,838             12,565,870
----------------------------------------------------------------------------------------
    Federal funds purchased and securities sold under
      agreements to repurchase                        25,966,838             17,545,870
----------------------------------------------------------------------------------------

Other short-term borrowings                            5,065,450              3,180,980
----------------------------------------------------------------------------------------

Total short-term borrowings                          $31,032,288            $20,726,850
========================================================================================

Weighted average interest rate at December 31               5.18 %                 5.08 %
Weighted average interest rate during the year              4.75                   4.69
Maximum amount outstanding at any month-end          $34,924,755            $38,843,377
Average amount outstanding during the year            21,928,226             16,221,887

The Bank has a line of credit with the Federal Home Loan Bank ("FHLB") of $87.5 million under which short-term and long-term funds may be borrowed. At December 31, 1997, the Bank had no short-term borrowings outstanding on this line of credit. Pursuant to collateral agreements with the FHLB, advances are secured by stock in the FHLB, qualifying first mortgage loans in the amount of $105.4 million, and $1.6 million of debt securities. The Bank has a line of credit with the Federal Reserve Bank of Richmond of $1,000,000 of which no amounts were outstanding at December 31, 1997. Advances on this line of credit must be secured by U.S. Treasury or Government agency securities.
Advances on the Federal Reserve Bank line of credit generally mature within 31 days of the date of the advance. Securities sold under agreements to repurchase generally mature on demand while federal funds purchased are generally for one-day periods.

NOTE 9 - LONG-TERM DEBT AND SUBORDINATED NOTES

Advances from the FHLB with an initial maturity of more than one year totaled $33,000,000 at December 31, 1997. These advances are collateralized by the same collateral agreements as short-term funds from the FHLB (See Note 8). Fixed interest rates on these advances ranged from 5.48% to 7.21%, payable monthly or quarterly, with principal due at various maturities ranging from 1998 to 2005.

On December 1, 1993, the Corporation issued $5,000,000 of 8.60% Subordinated Notes due December 1, 2003. Under the terms of the Subordinated Note Agreement, the balance of the debt cannot be paid prior to its final maturity. On December 20, 1996, the Corporation issued $6,000,000 of 7.89% Subordinated Notes due December 20, 2006. Under the terms of the Subordinated Note Agreement, the balance of the debt can be prepaid on December 20, 2001 at par plus accrued and unpaid interest. On December 20, 2001, the interest rate on this issue will be reset to a rate approximately equal to the yield on the 5-year U.S. Treasury Note plus 195 basis points. The interest on these single principal payment issues is payable semi-annually each year and at maturity. There are no significant debt covenants related to Subordinated Notes. This long-term debt qualifies for inclusion in the determination of total capital under the Risk-Based Capital guidelines.

During 1996, ComSouth borrowed $1,200,000 from another financial institution under a revolving line of credit which was subsequently converted to a term loan that matures December 2001. During 1997, ComSouth also borrowed $250,000 from the same financial institution under another term loan agreement that matures in September 2000. Both loans have variable interest rates (8.0% average rate for 1997 and at December 31, 1997) with quarterly principal payments plus interest. These loans are collateralized with Bank of Columbia, a bank subsidiary of ComSouth, common stock and have both been repaid subsequent to December 31, 1997.

Principal maturities on long-term debt and subordinated notes are summarized below:



1998                                                          11,323,333
1999                                                           4,323,334
2000                                                           6,302,500
2001                                                           1,240,000
2002                                                           6,000,000
2003 and thereafter                                           16,000,000
-------------------------------------------------------------------------
Total                                                        $45,189,167
=========================================================================



NOTE 10 - COMPARISON OF OTHER OPERATING EXPENSE

Other operating expense for the years ended December 31 includes the following:


                                                                    1997                     1996                     1995
-----------------------------------------------------------------------------------------------------------------------------
Postage and freight                                               $478,316                 $435,785                  $390,580
Advertising and promotional materials                              888,054                  717,226                   515,225
FDIC insurance assessment                                           83,000                   10,054                   569,731
Legal                                                              933,357                  201,901                   321,313
Supplies                                                           651,439                  728,626                   661,052
Telephone and data communications                                  692,504                  582,739                   518,219
Other                                                            5,248,373                4,907,267                 4,067,761
-----------------------------------------------------------------------------------------------------------------------------
Total                                                           $8,975,043               $7,583,598                $7,043,881
=============================================================================================================================

Note 11:  Net Income Per Share


In February 1997 the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share," which establishes standards for computing and presenting earnings per share ("EPS") by replacing the presentation of primary EPS with a presentation of basic EPS. In addition, SFAS No. 128 requires dual presentation of basic and diluted EPS on the face of the income statement and requires a reconciliation of the numerator and denominator of the diluted EPS calculation. The Corporation has adopted SFAS No. 128 as of December 31, 1997 and has restated EPS for all prior periods presented.

Net income per share - basic is computed by dividing net income by the weighted average number of common shares outstanding. Net income per share - diluted is computed by dividing net income by the weighted average number of common shares outstanding and dilutive common share equivalents using the treasury stock method. Dilutive common share equivalents include common shares issuable upon exercise of outstanding stock options. Unallocated common shares held by the Employee Stock Ownership Plan are excluded from the weighted average number of common shares outstanding.

In accordance with SFAS No. 128, the calculation of net income per share - basic and net income per share - diluted is presented below:

                                                              1997               1996               1995
                                                        --------------------------------------------------------
Net income per share - basic computation
     Net income                                                $9,236,950         $7,290,870         $5,296,200
     Income available to common shareholders                   $9,236,950         $7,290,870         $5,296,200
                                                        ========================================================
     Weighted average common shares outstanding                 6,380,398          6,347,452          6,308,038
       Unallocated ESOP Shares                                    (63,257)           (76,119)           (89,309)
                                                        --------------------------------------------------------
     Weighted average common shares outstanding - basic         6,317,141          6,271,333          6,218,729
                                                        ========================================================
     Net income per share - basic                                   $1.46              $1.16              $0.85
                                                        ========================================================

Net income per share - diluted computation
     Income available to common shareholders                   $9,236,950         $7,290,870         $5,296,200
                                                        ========================================================
     Weighted average common shares outstanding - basic         6,317,141          6,271,333          6,218,729
     Incremental shares from assumed conversions:
       Stock Options                                              386,050            268,211            130,897
                                                        --------------------------------------------------------
     Weighted average common shares outstanding - diluted       6,703,191          6,539,544          6,349,626
                                                        --------------------------------------------------------
     Net income per share - diluted                                 $1.38              $1.11              $0.83
                                                        ========================================================

Options to purchase 30,000 shares of common stock at $33.50 per share were outstanding during the fourth quarter of 1997, but were not included in the computation of net income per share - diluted because the options' exercise price was greater than the average market price of the common shares. The options, which expire on December 8, 2007 were still outstanding at December 31, 1997.

NOTE 12 - Employee Benefit Plans

The Corporation has an Employee Stock Ownership Plan ("ESOP") and a pre-tax savings plan ("401(k) Plan") which cover substantially all employees of the Corporation. Both ComSouth and M&M also had 401(k) plans which were terminated subsequent to December 31, 1997. Contributions to the ESOP, which are at the discretion of and determined annually by the Board of Directors, are not to exceed the maximum amount deductible under the applicable sections of the
Internal Revenue Code, and are funded annually. The 401(k) Plans allow for discretionary employer matching contributions and/or profit sharing contributions. For 1997, the Boards of Directors of each company approved a discretionary employer matching contribution and/or a profit sharing contribution to the plans. Total expenses of the ESOP and 401(k) plans, including amounts contributed, which are included in employee benefits expense for the three years ended December 31, 1997, 1996, and 1995 were $700,797, $571,384, and $474,515, respectively.

At various times, the ESOP has borrowed funds from the Bank and used the proceeds to purchase stock of the Corporation. At December 31, 1997, the ESOP owned 338,457 shares of Corporation stock of which 58,186 shares were pledged to secure loans outstanding. At December 31, 1997 and 1996, the principal balance outstanding on the loans was $526,625 and $633,250, respectively.

In accordance with the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans," the Corporation records compensation expense equal to the fair value of the shares released to compensate employees. The Corporation reports the cost of unallocated shares as a reduction of stockholders' equity on the Consolidated Balance Sheet. As of December 31, 1997 and 1996, the historical cost of unallocated shares of
$526,625 and $633,250, respectively were reflected as a reduction of stockholders' equity. Compensation expense related to the ESOP of $409,532, $386,649, and $328,257, respectively, has been included in employee benefits expense for the three years ended December 31, 1997, 1996, and 1995 as discussed above.

During 1997, M&M terminated its noncontributory defined benefit pension plan and replaced it with a money purchase pension plan and trust which was also terminated subsequent to December 31, 1997. A gain of $53,005 was recognized on the termination of the defined benefit plan. For 1997, M&M accrued $140,000 in plan expense for the money purchase pension plan including $130,000 in contributions to the plan.

During 1996 and 1997, the Corporation adopted Salary Continuation Plans ("the Plans") which provide salary continuation benefits after retirement for certain officers. The Plans also provide for limited benefits in the event of early termination or disability while employed by the Corporation and full benefits to beneficiaries in the event of death of the officer. The officers vest in the benefits in periods up to eight years and in the event of a change in control of the Corporation as defined in the Plan, the officers become 100% vested in the total benefit immediately. The Corporation has purchased life insurance policies on these officers in order to fund the payments required by the Plan. Compensation expense related to the Salary Continuation Plans totaled $114,272 and $79,440 for 1997 and 1996, respectively.

NOTE 13 - STOCK OPTION PLANS

During 1988, 1994 and 1996, the Corporation adopted stock option plans covering certain of its officers. Options granted under the 1988 plan are fully vested. Options granted under the 1994 and 1996 plans vest one-third each year on the anniversary date of the grant. The exercise period for options granted under the 1988 plan is ten years from each vesting date and the exercise period for options granted under the 1994 and 1996 plans is ten years from the date of grant. M&M adopted a stock option plan in 1997 covering certain of its officers and employees. The per-share exercise price of options granted under the plan may not be less than fair market value on the date of the grant and the expiration date cannot exceed ten years. Participants become vested in options granted based on years of service, and vesting is accelerated to 100% upon a change of control of the company. ComSouth also had a number of stock option plans for certain officers, employees and non-employee directors of the company. The options are exercisable after periods of six months to five years with accelerated vesting in the event of a change in control of the company, and the options expire in periods of five to ten years. During 1997 two officers of ComSouth were awarded options to purchase 13,500 shares each at $0.89 per share with the options vesting one fifth each year for five years beginning October 10, 1998 and immediate vesting in the event of a change in control. Since these options were granted at a price less than fair market value, ComSouth expensed approximately $28,000 in additional compensation during 1997 and plans to expense the balance over the existing vesting period.


Activity under the plans is summarized below:


                                         1997                              1996                              1995
                            -------------------------------   -------------------------------   -------------------------------
                                           Weighted-Average                  Weighted-Average                  Weighted-Average
                               Shares       Exercise Price      Shares        Exercise Price      Shares       Exercise Price
                            -------------  ----------------   -------------  ----------------   -------------  ----------------
Outstanding at beginning         540,323             $7.45         561,149             $7.25         313,176             $5.44
of year
Granted                          127,162             16.87           7,607             10.90         274,500              9.16
Exercised                        (42,763)            (6.51)        (28,433)            (4.52)        (21,206)            (5.58)
Expired                             (499)            (9.67)              0              0.00          (5,321)            (5.97)
                            -------------   ---------------   -------------   ---------------   -------------   ---------------
Outstanding at end of year       624,223             $9.43         540,323             $7.45         561,149             $7.25
                            -------------------------------   -------------------------------   -------------------------------

Options exercisable at end       441,555             $7.45         390,323             $6.59         286,649             $5.42
of year

Weighted-average fair value of
options granted during the year   $12.49                             $5.27                             $2.24

At December 31, 1997, 441,555 optioned shares were exercisable at prices between $0.89 and $15.33 per share for a total of $3,288,245. When options are exercised, the exercise price is recorded as an addition to common stock (including any tax benefit, if applicable). With the exception of the ComSouth stock options above, no income or expense has been recognized in connection with the exercise of these stock options. The following table summarizes information about stock options outstanding at December 31, 1997.

                                            Options Outstanding                          Options Exercisable
                            --------------------------------------------------   ---------------------------------
                               Number       Weighted-Average                        Number
             Range of         Outstanding     Remaining       Weighted-Average    Exercisable    Weighted-Average
           Exercise Prices  at December 31  Contractual Life  Exercise Price     at December 31   Exercise Price
          ----------------  --------------  ----------------  ----------------   --------------  -----------------
            $0.89 -  5.92        225,970      3.1 Years              $4.75           198,970           $5.24
            $6.87 - 15.33        358,503      6.7 Years              10.03           242,585            9.23
           $21.22 - 33.50         39,750      9.5 Years              30.64                 0            0.00

In 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 provides for a fair value approach to recording stock-based compensation. The Statement also allows an entity to continue to apply APB Opinion No. 25 for measurement of stock-based compensation. The Corporation adopted SFAS No. 123 on January 1, 1996, and will continue to apply the measurement principles of APB Opinion No. 25 to its stock option plans. The Corporation has elected to provide SFAS No. 123 disclosures as if the Corporation had adopted the fair value approach to recording stock-based compensation in 1997, 1996 and 1995 as indicated below:



                                             As Reported                                         Pro Forma
                            -----------------------------------------------   -------------------------------------------------
                                1997             1996             1995             1997             1996             1995
                            -------------   ---------------   -------------   ---------------   -------------   ---------------
Net income                    $9,236,950        $7,290,870      $5,296,200        $9,055,408      $7,098,379        $5,230,172
Net income per share-basic         $1.46             $1.16           $0.85             $1.43           $1.13             $0.84
Net income per                     $1.38             $1.11           $0.83             $1.35           $1.09             $0.82
share-diluted


In determining the pro forma disclosures above, the fair value of options granted was estimated on the date of grant using the Black-Scholes Option Pricing Model using the following assumptions for options granted by Anchor in 1997 and 1995, a risk-free interest rate of 6.00% and 6.18%, a dividend yield of 1.70% and 2.57%, an expected life of ten years, and a volatility ratio of 34% and 8%, respectively. ComSouth assumptions for options issued in 1997, 1996, and 1995 were: risk-free interest rate of 6.43%, 6.25% and 6.25%, a dividend yield of 0.00% for each year, an expected life of 5.7 years, 10.0 years and
5.0 years, respectively, and expected volatility of 17% for each year. M&M used the following assumptions for options granted in 1997: risk-free interest rate of 6.84%, a dividend yield of 2.78%, an expected life of ten years, and an expected volatility of 0%. The effects of applying SFAS No. 123 in the above pro forma disclosure are not indicative of future amounts. SFAS No. 123 does not apply to awards prior to 1995.

NOTE 14 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized (See Note 15).

Many of the Corporation's financial instruments lack an available trading market as characterized by a willing buyer and a willing seller engaging in an exchange transaction. Further, the Corporation's general practice is to hold its financial instruments to maturity and not to engage in trading activities. Therefore, significant estimations and present value calculations were used by the Corporation for the purpose of this disclosure. Such estimations involve judgments as to economic conditions, risk characteristics, and future expected loss experience of various financial instruments and other factors that cannot be determined with precision. The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1997 and 1996.

The following is a description of the methods and assumptions used to estimate the fair value of each class of the Corporation's financial instruments:

Cash and short-term investments: The carrying amount is a reasonable estimate of fair value.

Investment securities: For marketable securities held-to-maturity, fair values are based on quoted market prices or dealer quotes. For securities available-for-sale, fair value equals the carrying amount which is the quoted market price. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loans: For certain categories of loans, such as variable rate loans, credit card receivables, and other lines of credit, the carrying amount, adjusted for credit risk, is a reasonable estimate of fair value because there is no contractual maturity and/or the Corporation has the ability to reprice the loan as interest rate shifts occur. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. As the discount rates are based on current loan rates as well as management estimates, the fair values presented may not necessarily be indicative of the value negotiated in an actual sale.

Deposit liabilities: The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

Short-term borrowings: The carrying amount is a reasonable estimate of fair value.

Long-term debt and subordinated notes: The fair value of long-term debt and subordinated notes is estimated using discounted cash flow analyses, based on the Corporation's estimated borrowing rates for similar types of borrowing arrangements.

Commitments to extend credit: For certain categories of commitments, such as credit card lines and variable rate lines of credit, a reasonable estimate of fair value would be nominal because the Corporation has the ability to reprice the commitment as interest rate shifts occur. The fair value of other types of commitments to extend credit is estimated by discounting the potential future cash flows using the current rate at which similar commitments would be made to borrowers with similar credit ratings. As the discount rates are based on current loan rates as well as management estimates, the fair values presented may not necessarily be indicative of the value negotiated in an actual sale.

Standby letters of credit: The fair value of standby letters of credit are generally based upon fees charged to enter into similar agreements taking into account the remaining terms of the agreements and the counterparties' credit standing. A reasonable estimate of fair value would be nominal.

Interest rate contracts: The fair values of interest rate contracts are based on quoted markets prices or dealer quotes.

The estimated fair values (in thousands) of the Corporation's financial instruments at December 31 are as follows:

                                                                          1997                            1996
----------------------------------------------------------------------------------------------------------------------------
                                                                Carrying        Estimated       Carrying       Estimated
                                                                 Amount        Fair Value        Amount       Fair Value
----------------------------------------------------------------------------------------------------------------------------
Financial Assets:
  Cash and short-term investments                                    $51,510         $51,510        $47,519         $47,519
  Investment securities                                              197,325         197,489        172,759         172,881
  Loans                                                              658,267         663,277        535,379         539,378

Financial Liabilities:
  Deposits                                                           796,682         797,460        673,093         673,351
  Short-term borrowings                                               31,032          31,032         20,727          20,727
  Long-term debt and subordinated notes                               45,189          45,425         35,200          35,034


                                                                          1997                            1996
----------------------------------------------------------------------------------------------------------------------------
                                                                Notional        Estimated       Notional       Estimated
                                                                 Amount        Fair Value        Amount       Fair Value
----------------------------------------------------------------------------------------------------------------------------
Off-Balance Sheet Financial Instruments:
  Commitments to extend credit                                      $150,109            ($97)      $108,968              $6
  Standby letters of credit                                            5,406               0          2,839               0
  Interest rate                                                       25,000              24         25,000             103
contracts

NOTE 15 - COMMITMENTS, CONTINGENCIES AND FINANCIAL INSTRUMENTS
                    WITH OFF-BALANCE SHEET RISK

The Corporation has various claims, commitments, and contingent liabilities arising from the normal conduct of its business which are not reflected in the accompanying consolidated financial statements and are not expected to have any material adverse effect on the financial position or results of operations of the Corporation.

The Corporation is party to financial instruments with off-balance sheet risk (See Note 14) in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the financial statements. The notional value of those instruments reflect the extent of involvement the Corporation has in each class of financial instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Generally, the Corporation does not charge a fee to customers to extend a commitment. Because many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments on mortgage loans to be held for sale are generally 45 to 60 days in duration. Commitments to sell are made at prices comparable to the prices charged to customers to originate loans and are generally contingent on the closing of the loan(s).

Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending credit to customers. The amount of collateral obtained if deemed necessary by the Corporation upon extension of credit is based on management's credit evaluation of the counterparty.

The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the notional value of those instruments. The Corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. The Corporation requires collateral or other security to support certain financial instruments with credit risk. The notional and estimated fair value of these financial instuments at December 31, 1997 and 1996 are presented in Note 14.

The Corporation may utilize financial instruments such as interest rate contracts to transfer, modify, or reduce its interest rate risk exposure. In an interest rate cap or floor contract, the Corporation pays a premium at the initiation of the contract for the right to receive payments if market interest rates are greater than the strike rate of a cap or less than the strike rate of a floor during a period of the contract. The Corporation's liability is limited to the premium paid for the contract. During 1996, the Corporation purchased an interest rate floor contract with a notional value of $25 million and a three-year term. The floor index of the contract is equal to three-month Libor and has a strike rate of 5.25%. As of December 31, 1997, three-month Libor was 5.8125%. The Corporation paid a premium of $102,500 for the contract. The notional and estimated fair value of this interest rate contract at December 31, 1997 and 1996 is presented in Note 14.

Note 16 - Regulatory Matters

The Corporation and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that if undertaken, could have a direct material effect on the Corporation's and the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and the Bank must meet specific capital guidelines that involve quantitative measures of the Corporation's and the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Corporation's and the Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Corporation and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital to risk-weighted assets, and of Tier 1 capital to average assets as defined in the regulations. Management believes, as of December 31, 1997, that the Corporation and the Bank meet all capital adequacy requirements to which they are subject.

As of December 31, 1997, the Corporation and the Bank were well capitalized under this regulatory framework. To be categorized as well-capitalized, each entity must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since December 31, 1997 that management believes have changed either the Corporation's or the Bank's capital classifications.

The Corporation's and the Bank's actual capital amounts and ratios are also presented in the table.
(Dollars in thousands)

------------------------------------------------------------------------------------------------------------
                                                                                          To Be Well
                                                                                          Capitalized
                                                                     For Capital          Under Prompt
                                                                                           Corrective
                                                  Actual          Adequacy Purposes    Action Provisions
------------------------------------------------------------------------------------------------------------
                                            Amount      Ratio      Amount      Ratio      Amount     Ratio
------------------------------------------------------------------------------------------------------------
As of December 31, 1997:

Total Capital
  (to Risk-Weighted Assets)
     Anchor Financial Corporation           $82,182    11.93 %      $55,120    8.00 %     $68,900   10.00 %
     The Anchor Bank                         77,941    11.31         55,151    8.00        68,939   10.00

Tier 1 Capital
  (to Risk-Weighted Assets)
     Anchor Financial Corporation            63,861     9.27         27,560    4.00        41,340    6.00
     The Anchor Bank                         66,125     9.59         27,576    4.00        41,363    6.00

Tier 1 Capital
  (to Average Assets)
     Anchor Financial Corporation            63,861     6.88         37,120    4.00        46,400    5.00
     The Anchor Bank                         66,125     7.13         37,106    4.00        46,382    5.00

As of December 31, 1996:

Total Capital
  (to Risk-Weighted Assets)
     Anchor Financial Corporation            72,994    13.19         44,276    8.00        55,345   10.00
     The Anchor Bank                         68,801    12.40         44,371    8.00        55,464   10.00

Tier 1 Capital
  (to Risk-Weighted Assets)
     Anchor Financial Corporation            55,634    10.05         22,138    4.00        33,207    6.00
     The Anchor Bank                         58,013    10.46         22,186    4.00        33,278    6.00

Tier 1 Capital
  (to Average Assets)
     Anchor Financial Corporation            55,634     7.32         30,393    4.00        37,992    5.00
     The Anchor Bank                         58,013     7.65         30,338    4.00        37,922    5.00

NOTE 17 - ANCHOR FINANCIAL CORPORATION (PARENT COMPANY ONLY)

The Parent's principal assets are its investments in the Bank, and the principal source of income for the Parent is dividends from the Bank. Certain regulatory and legal requirements restrict payment of dividends and lending of funds between the Bank and the Parent. The Parent's financial statements have been restated for all periods presented to reflect the mergers with ComSouth and M&M which were accounted for as poolings of interest.

The Parent's condensed balance sheets at December 31, 1997 and 1996 and condensed statements of income and of cash flows for each of the three years in the period ended December 31, 1997 are presented below.

                                                                            December 31,
--------------------------------------------------------------------------------------------------
Balance Sheet Data                                                     1997            1996
--------------------------------------------------------------------------------------------------
  Assets:
    Cash and cash equivalents                                            $318,998        $545,657
    Repurchase agreements                                               3,278,990       2,002,080
    Investment in bank subsidiaries                                    67,927,214      59,472,627
    Investment in bank subsidiary subordinated notes                    4,500,000       4,500,000
    Investment in other subsidiaries                                      108,694         103,767
    Loans                                                                 526,625         633,250
    Other assets                                                        1,960,824       2,258,165
--------------------------------------------------------------------------------------------------
    Total assets                                                      $78,621,345     $69,515,546
==================================================================================================


  Liabilities and Stockholders' Equity:
    Notes payable                                                      $1,189,167      $1,200,000
    Subordinated notes                                                 11,000,000      11,000,000
    Other liabilities                                                     333,012         189,909
--------------------------------------------------------------------------------------------------
  Total liabilities                                                    12,522,179      12,389,909

  Stockholders' equity                                                 66,099,166      57,125,637
--------------------------------------------------------------------------------------------------
  Total liabilities and stockholders'equity                           $78,621,345     $69,515,546
==================================================================================================

                                                                Years ended December 31,
--------------------------------------------------------------------------------------------------
Income Statement Data                                  1997            1996            1995
--------------------------------------------------------------------------------------------------
  Income:
    Dividend income from bank subsidiaries             $2,866,580      $1,610,372      $2,009,991
    Interest income from subsidiaries                     106,911          25,169          98,658
    Management fees from subsidiaries                   1,019,265         971,336         878,193
    Interest and fees on loans                            435,185          64,851          11,015
    Other income                                           45,101          58,221          66,823
--------------------------------------------------------------------------------------------------
  Total income                                          4,473,042       2,729,949       3,064,680
--------------------------------------------------------------------------------------------------

  Expense:
    Interest on short-term borrowings                           0               0           2,282
    Interest on notes payable                              90,096          45,912             233
    Interest on subordinated notes                        931,225         455,688         439,561
    Salaries and employee benefits                        752,165         640,763         579,079
    Other expense                                       1,322,909       1,114,111         794,069
--------------------------------------------------------------------------------------------------
  Total expense                                         3,096,395       2,256,474       1,815,224
--------------------------------------------------------------------------------------------------

  Income before equity in undistributed earnings of
    subsidiaries and taxes                              1,376,647         473,475       1,249,456
  Equity in undistributed earnings of subsidiaries      7,380,872       6,535,939       3,720,783

--------------------------------------------------------------------------------------------------

  Income before taxes                                   8,757,519       7,009,414       4,970,239
  Benefit of income taxes                                (479,431)       (281,456)       (325,961)
--------------------------------------------------------------------------------------------------

  Net income                                           $9,236,950      $7,290,870      $5,296,200
==================================================================================================




                                                                         Year ended December 31,
-----------------------------------------------------------------------------------------------------
Cash Flows Data                                           1997            1996            1995
-----------------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net income                                              $9,236,950      $7,456,192      $5,513,189
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Equity in undistributed earnings of subsidiaries      (7,380,872)     (6,701,261)     (3,937,772)
    Depreciation of premises and equipment                    66,250          57,980          41,528
    Change in other assets                                   (42,447)       (216,916)       (156,095)
    Change in other liabilities                              116,215        (268,441)        270,504
-----------------------------------------------------------------------------------------------------
       Net cash provided by operating activities           1,996,096         327,554       1,731,354
-----------------------------------------------------------------------------------------------------

Cash flows from investing activities:
  Investment in bank subsidiaries                                  0        (100,000)     (1,500,000)
  Investment in bank subsidiary subordinated notes                 0      (4,500,000)              0
  Investment in bank repurchase agreement                 (1,276,911)     (1,700,169)      2,578,089
  Net change in loans                                        106,625         203,359        (836,609)
  Capital expenditures                                       (30,570)        (41,321)       (606,406)
  Other, net                                                 330,998         (64,926)         (7,580)
-----------------------------------------------------------------------------------------------------
      Net cash used for investing activities                (869,858)     (6,203,057)       (372,506)
-----------------------------------------------------------------------------------------------------

Cash flows from financing activities:
  Net change in notes payable                                (10,833)      1,200,000        (125,000)
  Proceeds from issuance of subordinated notes                     0       6,000,000               0
  Proceeds from issuance of common stock pursuant to:
     Stock Option Plan                                       278,352         128,378         118,386
     Dividend Reinvestment Plan                              191,571         154,002          11,059
  Fractional shares paid in stock split                       (2,649)         (2,216)              0
  Cash dividends paid                                     (1,809,338)     (1,407,513)     (1,216,361)
-----------------------------------------------------------------------------------------------------
      Net cash (used for) provided by financing
      activities                                          (1,352,897)      6,072,651      (1,211,916)
-----------------------------------------------------------------------------------------------------
Net change in cash and cash equivalents                     (226,659)        197,148         146,932
Cash and cash equivalents at January 1                       545,657         348,509         201,577
-----------------------------------------------------------------------------------------------------
Cash and cash equivalents at December 31                    $318,998        $545,657        $348,509
=====================================================================================================

The Parent paid interest of $1,021,321,  $487,094,  and $442,266 in 1997,  1996,
and 1995, respectively.

NOTE 18 - QUARTERLY OPERATING RESULTS (UNAUDITED)

The following is a summary of the unaudited condensed consolidated quarterly operating results of the Corporation for the years ended December 31, 1997 and 1996:
(Dollars in thousands except per share data)

                                                          1997                                           1996
                                                     Quarter ended                                  Quarter ended
------------------------------------------------------------------------------------------------------------------------------------
                                     Dec. 31   Sept. 30      June 30    March 31    Dec. 31     Sept. 30     June 30      March 31
------------------------------------------------------------------------------------------------------------------------------------

Interest income                      $18,964    $18,073      $17,323     $16,094     $15,013     $14,743      $14,082       $13,375
Interest expense                       8,719      8,103        7,731       7,181       6,693       6,431        6,220         6,033
------------------------------------------------------------------------------------------------------------------------------------
Net interest income                   10,245      9,970        9,592       8,913       8,320       8,312        7,862         7,342
Provision for loan losses                852        469          424         299         365         245          315           215
------------------------------------------------------------------------------------------------------------------------------------

Net interest income after
  provision for loan losses           9,393      9,501        9,168        8,614       7,955       8,067        7,547         7,127
Gains (losses) on sale of investment
  securities, net                       (21)         4            0            0           8          (4)         (19)            0
Noninterest income                    1,840      1,832        1,722        1,687       1,677       1,457        1,585         1,395
Noninterest expense                   7,532      7,431        7,387        6,848       6,428       6,525        6,423         6,176
------------------------------------------------------------------------------------------------------------------------------------

Income before income taxes            3,680      3,906        3,503        3,453       3,212       2,995        2,690         2,346
Provision for income taxes            1,444      1,387        1,234        1,240       1,130       1,083          934           805
------------------------------------------------------------------------------------------------------------------------------------

Net income                           $2,236      $2,519      $2,269       $2,213      $2,082      $1,912       $1,756        $1,541
====================================================================================================================================

Net income per share - basic          $0.35       $0.40       $0.36        $0.35       $0.33       $0.30        $0.28         $0.24
Net income per share - diluted         0.33        0.38        0.34         0.33        0.31        0.29         0.27          0.24
Weighted average shares
    outstanding - basic           6,335,533   6,316,065   6,309,263    6,305,659   6,340,864   6,333,017    6,328,088     6,324,728
Weighted average shares
    outstanding - diluted         6,769,416   6,694,799   6,652,478    6,643,312   6,612,079   6,534,533    6,501,562     6,495,373



------------------------------------------------------------------------------------------------------------------------------------






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